                                                                    EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of Sepracor Inc. of our report dated January 7, 2001, except with respect to matters discussed in Note Q, as to which the date is February 7, 2001, on the financial statements of BioSphere
Medical, Inc. and subsidiaries as of and for the year ended December 31, 2000, included in Sepracor's Form 10-K for the year ended December 31, 2000 and to all references to our Firm included in this registration statement.

                                        /s/ Arthur Andersen LLP

Boston, Massachusetts
January 9, 2002